UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

MEDBOOK WORLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	000- 53850	27-1397396
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 Silverado, Suite 204, La Jolla, CA	92037
(Address of principal offices)	(Zip Code)

Registrant's telephone number including area code: (858) 459-1133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On December 12, 2014 Daniel Masters President and CEO resigned his positions as an officer of the Registrant.

On December 12, 2014 Anthony Turnbull, Secretary, Treasurer resigned his positions as an officer and director of the Registrant.

Additionally, there have been no conflicts with the company or other board members during Mr. Turnbull's tenure as an officer and director.

Appointment of Officers and Directors

On December 12, 2014, following the resignation of Daniel Masters as President and CEO, Mr. Frederick Da Silva was appointed President and CEO of the Registrant, to fill the vacated positions of Mr. Masters.

On December 12, 2014, following the resignation of Anthony Turnbull as Secretary, Treasurer and Director Mr. Daniel Masters was appointed Secretary, Treasurer of the Registrant, and Mr. Frederick Da Silva was appointed to the Board of Directors to fill the vacated positions of Mr. Turnbull.

Biographical Information

Mr. Da Silva holds a business diploma in Finance and Marketing, and for the last five years has been directly involved in raising investment capital for several companies in the Mining and natural resource sector, ranging from start-up companies to emerging public companies. From February 2013 to present Mr. Da Silva has been and continues to be an officer and Director of Centor Energy, Inc. and from May 2013 to February 2014 Mr. Da Silva was an officer of BrightRock Gold Corp. and from March 2014 to Present Mr. Da Silva has been President and a director of National Asset Recovery Corp.

SECTION   9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Minutes of Directors meeting

99.2	Directors resolutions

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDBOOK WORLD, INC.

Date: December 16, 2014	By:	/s/ Frederick Da Sliva
Frederick Da Sliva
President